As filed with the Securities and Exchange Commission on February 11, 2000

                                                        Registration No. _______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             CRITICARE SYSTEMS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                    74-2765381
              ----------------                            ------------------
          (State of Incorporation)                    (I.R.S. Employer I.D. No.)

        29025 Crossroads Circle
           Waukesha, Wisconsin                                  53186
    ----------------------------------                         --------
(Address of Principal Executive Offices)                      (Zip Code)

                             CRITICARE SYSEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the plan)

                                  Emil H. Soika
                      President and Chief Executive Officer
                             Criticare Systems, Inc.
                             29025 Crossroads Circle
                            Waukesha, Wisconsin 53186
                            -------------------------
                     (Name and address of agent for service)

                                   414-798-8282
                                -----------------
                     (Telephone number, including area code
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

                        Proposed Maximum    Proposed Maximum
Title of Securities       Amount to be       Offering Price       Aggregate         Amount of
to be Registered           Registered          Per Share       Offering Price   Registration Fee
Common Stock, $.04 par
value per share. . . .        500,000 (1)  $         2.69 (2)  $     1,345,000  $             356
----------------------  -----------------  ------------------  ---------------  -----------------

(1)     This  Registration  Statement  also  covers  any  additional shares of Common Stock which become  issuable  under  the Criticare Systems Inc. Employee Stock Purchase Plan by reason of any stock  dividend,  stock split, recapitalization or other similar transaction effected without the
Registrant's  receipt  of  consideration  which  results  in  an  increase  in  the number of the outstanding  shares  of  the  Registrant's  Common  Stock.
(2)     For  the  purpose of computing the registration fee, the Registrant has used $2.69 as the average  of  the  high  and low prices of the Common Stock as reported on February 4, 2000 on the

                      PART II - INFORMATION REQUIRED IN THE
                      -------------------------------------
                             REGISTRATION STATEMENT
                             ----------------------


Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------

     Criticare Systems, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1999, as amended.

     (b) All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since June 30, 1999.

     (c) The description of the Company's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item  4.     Description  of  Securities.
             ---------------------------

     Not  applicable.

Item  5.     Interests  of  Named  Experts  and  Counsel.
             -------------------------------------------

     Not  applicable.

Item  6.     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

     The Company's by-laws provide that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, indemnify any person who was or is a party or is threatened to be made a party to any formal or informal threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action brought under federal or state securities laws, rules or regulations (collectively, "Actions"), other than in certain limited circumstances, because he is or was a director or officer of the Company, or because he is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee, consultant or agent of another corporation or other enterprise or is or was serving at the request of the Company as a fiduciary of an employee benefit plan or as an employee or agent of the Company; provided, however, that no director or officer shall be entitled to indemnification unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. This indemnification obligation mirrors the permissive indemnification provided under section 145 of the Delaware General Corporation Law. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made (a) by arbitration; (b) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the subject Action; (c) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority of the shares entitled to vote thereon.

     The Company's Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the Delaware General Corporation Law or (iv) with respect to any transaction from which the director derived an improper personal benefit.

     Article VI, section 6.01 of the Company's Restated by-laws provides that a director or officer is not liable to the Company for damages arising out of any action taken or omitted to be taken by such person if he exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs or took or omitted to take such action in reliance on the advice of the Company's counsel or statements made or information furnished by officers or employees of the Company which he had reasonable grounds to believe were true.

     The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item  7.     Exemption  from  Registration  Claimed.
             --------------------------------------

     Not  applicable.

Item  8.     Exhibits.
             --------

5 Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. as to the legality of the stock being registered.
23.1     Consent  of  BDO  Seidman,  LLP.
23.2     Consent  of  Deloitte  &  Touche  LLP.
23.3 Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in its opinion filed as Exhibit 5 hereto).
24       Power  of  Attorney  (included  on  the  signature  page  hereto).

Item  9.     Undertakings.
             ------------

     1.     The  undersigned  registrant  hereby  undertakes  as  follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waukesha, State of Wisconsin, on February 11, 2000.

                                           CRITICARE  SYSTEMS,  INC.

                                           BY  /s/  Emil  H.  Soika
                                             ----------------------
                                             Emil  H.  Soika,  President  and
                                              Chief  Executive  Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Emil H. Soika his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or share might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                          Title                 Date
----------------------------------  -----------------------------------  ----

       /s/ Emil H. Soika            President, Chief Executive Officer   February 11, 2000
----------------------------------  and Director
         Emil H. Soika

       /s/  Karsten Houm            Chairman of the Board and Director   February 11, 2000
----------------------------------
          Karsten Houm

    /s/  Joseph M. Siekierski       Vice President-Finance and           February 11, 2000
----------------------------------  Secretary (Principal Accounting
       Joseph M. Siekierski         Officer and Principal Financial
                                    Officer)

    /s/  Milton Datsopoulos         Director                             February 11, 2000
----------------------------------
       Milton Datsopoulos

     /s/  N.C. Joseph Lai           Director                             February 11, 2000
----------------------------------
        N.C. Joseph Lai

  /s/  Gerhard J. Von der Ruhr      Director                             February 11, 2000
----------------------------------
    Gerhard J. Von der Ruhr
